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                                                                      EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                           SEPTEMBER 30,                           SEPTEMBER 30,
                                                   ----------------------------            -----------------------------
                                                     1997                1996                1997                 1996
                                                   --------            --------            --------             --------
PRIMARY
Weighted average common
    shares outstanding                               20,673               9,355              13,239                9,264
Net effect of dilutive stock options -
    based on the treasury stock method
    using average market price                          452                 466                 463                  453
                                                   --------            --------            --------             --------
Total                                                21,125               9,821              13,702                9,717
                                                   ========            ========            ========             ========
Income before extraordinary item                   $  4,955            $  1,366            $  9,408             $  6,852
Extraordinary item:
    Loss on early extinguishment of
       debt, net of income tax benefit                   --                  --              (3,751)                (202)
                                                   --------            --------            --------             --------
 Net income                                        $  4,955            $  1,366            $  5,657             $  6,650
                                                   ========            ========            ========             ========

Per share amount:
    Income before extraordinary item               $    .23            $    .14            $    .69             $    .70
    Extraordinary item                                   --                  --                (.27)                (.02)
                                                   --------            --------            --------             --------
    Net income                                     $    .23            $    .14            $    .42             $    .68
                                                   ========            ========            ========             ========

FULLY DILUTED
Weighted average common shares
    outstanding                                      20,673               9,355              13,239                9,264
Net effect of dilutive stock options -
    based on the treasury stock method
    using the period-end market price,
    if higher than average market price                 464                 492                 463                  464
                                                   --------            --------            --------             --------
Total                                                21,137               9,847              13,702                9,728
                                                   ========            ========            ========             ========

Income before extraordinary item                   $  4,955            $  1,366            $  9,408             $  6,852
Extraordinary item:
    Loss on early extinguishment of
       debt, net of income tax benefit                   --                  --              (3,751)                (202)
                                                   --------            --------            --------             --------
Net income                                         $  4,955            $  1,366            $  5,657             $  6,650
                                                   ========            ========            ========             ========
Per share amount:
    Income before extraordinary item               $    .23            $    .14            $    .69             $    .70
    Extraordinary item                                   --                  --                (.27)                (.02)
                                                   --------            --------            --------             --------
    Net income                                     $    .23            $    .14            $    .42             $    .68
                                                   ========            ========            ========             ========


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